EXHIBIT 99.2


                           LETTER OF INSTRUCTIONS
                        NORTH EAST INSURANCE COMPANY
                 SHAREHOLDER'S SUBSCRIPTION RIGHTS OFFERING

To the Shareholders of North East Insurance Company:

If you owned Common Stock in North East Insurance Company ("NEIC Stock") on November 9, 1998, you are eligible to purchase more NEIC Stock through the Rights Offering described in the Company's Prospectus dated November 12, 1998 (the "Prospectus"). In order to purchase NEIC Stock through the Rights Offering, please follow carefully the instructions set forth below. Shareholders who do not wish to purchase NEIC Stock need not respond to the Offering.

All shareholders who wish to subscribe for NEIC Stock must complete the Subscription Form found on the reverse side of the Subscription Certificate that accompanies the Prospectus. All documents and payments must be received from you by the Subscription Agent no later than 5:00 p.m. Eastern Time on Monday, December 21, 1998. The Subscription Form is divided into four parts, as follows:

PART 1:   TO SUBSCRIBE

* To exercise your Basic Subscription Privilege, you must (1) check Box A, (2) insert the number of shares to be purchased (up to the number shown on the face of the certificate), (3) multiply the number of shares to be purchased by $2.25 and (4) insert the resulting purchase price in the space indicated. If you exercise the Basic Subscription Privilege in full, you are eligible to exercise the Oversubscription Privilege as well.

*     To exercise your Oversubscription Privilege, you must (5) check Box B,
      (6) insert the number of additional shares you would like to purchase, if available (up to the maximum number desired in addition to the number of shares inserted in Line 1), (7) multiply that number by $2.25 per share and (8) insert the total amount on Line 2.

After completing steps 1 - 4 and (if applicable) steps 5-8, please (9) add the total dollar amount for the shares requested under the Basic
Subscription Privilege and Oversubscription Privilege and (10) insert the total in the space indicated.

PART 2:  METHOD OF PAYMENT

After completing step 10, you must mark the box corresponding to the method of payment chosen. All checks must be made payable to "American Stock Transfer & Trust Company, as Subscription Agent."

* If payment is to be made by uncertified personal check, please mark the first box.

* If payment is to be made by certified or bank check, please mark the second box.

* If payment is to be made by wire transfer to the account specified, please mark the third box.

PART 3:  REPRESENTATIONS

If you are offering to purchase more than 200,000 shares (at a total purchase price of more than $450,000), you must fill out Part 3 by marking one of the boxes in Part 3. If you are not offering to purchase more than 200,000 shares, you need not complete Part 3.

* Mark the first box if -- you are a broker, custodian, trustee, bank or other intermediary holding shares of NEIC Stock for the benefit of others, but none of the beneficial owners is purchasing more than 200,000 shares.

* Mark the second box if -- you are a broker, custodian, trustee, bank or other intermediary holding shares of NEIC Stock for the benefit of others, and at least one of the beneficial owners is offering to purchase more than 200,000 shares. For each beneficial owner who is offering to purchase more than 200,000 shares, you must attach a Representation Letter in the form included in the Prospectus as Appendix B.

* Mark the third box if -- you are purchasing 200,000 or more shares but are not a broker, custodian, trustee, bank or other intermediary. In this case, you must attach a Representation Letter in the form included in the Prospectus as Appendix B.

The Representation Letter requires information on how you currently own NEIC Stock (i.e., whether held directly or through a broker), the total number of shares you held on November 9, 1998, the total number of shares you wish to purchase as part of the Rights Offering and your address. In the Representation Letter, you must also agree to comply with certain ownership limitations under Maine and New York insurance laws.

PART 4:  SIGNATURE

All shareholders who subscribe for shares must sign and date the Subscription Form. For shares held jointly, all owners must sign. For shares held by a corporation or other entity, the signer should specify his or her title. Once completed, the Subscription Form and a check for payment (unless you choose to pay for your shares by wire transfer) must be returned to the Subscription Agent at the following address so that it is received before 5:00 p.m. on Monday, December 21, 1998:

                   American Stock Transfer & Trust Company
                   40 Wall Street, 46th Floor
                   New York, NY   10005
                   Attention:  Reorganization Department

Certain brokers, commercial banks and trust companies who are unable to deliver a completed Subscription Certificate by the Expiration Date may still participate by making payment for the shares subscribed for as provided in Part 2 and by providing the Subscription Agent with a completed Notice of Guaranteed Delivery in the form provided by the Subscription Agent not later than 5:00 p.m., Eastern Time, December 21, 1998.

NOTICE OF GUARANTEED DELIVERY
                                     for
                          SUBSCRIPTION CERTIFICATES
                                  issued by
                        NORTH EAST INSURANCE COMPANY

      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated November 12, 1998 (the "Prospectus") of North East Insurance Company, a Maine corporation ("NEIC"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern time, on December 21, 1998 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Terms of the Rights Offering" in the Prospectus. Payment of the Subscription Price of $2.25 per share for each share of NEIC Common Stock subscribed for upon exercise of such Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Time, on the Expiration Date even if the Subscription Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                         The Subscription Agent is:
                   American Stock Transfer & Trust Company

                            General Information:
                               1-718-921-8200

                           Facsimile Transmission:
                               1-718-234-5001

                By Mail:                              By Hand:
      American Stock Transfer &               American Stock Transfer &
           Trust Company                           Trust Company
           40 Wall Street                          40 Wall Street
      New York, New York 10005                       46th Floor
Attention: Reorganization Department          New York, New York 10005
                                        Attention: Reorganization Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                            GUARANTEE OF DELIVERY

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature and any other required documents, all within three business days after the date hereof.

________________________________      Dated:_____________________, 1998

________________________________      _________________________________
                                               (Name of Firm)

________________________________      _________________________________
            (Address)                      (Authorized Signature)

____________________________________
  (Area Code and Telephone Number)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of NEIC Common Stock per Right with respect to each of ______________ Rights represented by such Subscription Certificate
(ii) and the Oversubscription Privilege relating to each such Right to subscribe, to the extent that shares of NEIC Common Stock are available for an aggregate of up to __________ Shares of NEIC Common Stock. The undersigned understands that payment of the Subscription Price of $2.25 per share for each share of NEIC Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount of $________________, either (check appropriate box):

[ ]      is being delivered to the Subscription Agent herewith

                                     or

[ ]      has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[ ]      wire transfer of funds

         - name of transferor institution .................................

         - date of transfer ...............................................

         - confirmation number (if available) .............................

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[ ]      certified check

[ ]      bank draft (cashier's check)

[ ]      money order

         - name of maker ..................................................

         - date of check, draft or money order ............................

         - check, draft or money order number .............................

         - bank on which check is drawn or issuer of money order ..........

Signature(s) ...................      Address .............................

 ................................      .....................................

Name(s) ........................      .....................................

 ................................      Area Code and Tel. No(s) ............
     (Please type or print)

                                      .....................................
Subscription Certificate
No(s). (if available) .....................................................